Exhibit 1

Unilever Capital Corporation

Unilever United States, Inc.

Unilever N.V.

Unilever PLC

Guaranteed Debt Securities

UNDERWRITING AGREEMENT

[                            ]

[                    ], 2008

Dear Sirs:

From time to time either Unilever Capital Corporation (the “Company”) or Unilever N.V., as issuer (the “Issuer”) and Unilever United States, Inc. (“Unilever U.S.”), Unilever N.V., and Unilever PLC, as joint and several guarantors (together, the “Guarantors”), propose to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of the Issuer’s guaranteed debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to the Pricing Agreement and including the guarantees thereon the “Designated Securities”), less the principal amount of Designated

Securities covered by Delayed Delivery Contracts, if any, as provided in Section 3 hereof and as may be specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, any Designated Securities to be covered by Delayed Delivery Contracts being herein sometimes referred to as “Contract Securities” and the Designated Securities to be purchased by the Underwriters (after giving effect to the deduction, if any, for Contract Securities) being herein sometimes referred to as “Underwriters’ Securities”).  The Securities are to be unconditionally guaranteed (the “Guarantees”) as to payment of principal, premium, if any, and interest jointly and severally by the Guarantors.

The terms and rights of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement.

1.     Particular sales of Designated Securities may be made to the Underwriters of such Securities, for whom the firm or firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”).  This Underwriting Agreement shall not be construed as an obligation of the Company, Unilever N.V., Unilever PLC, or Unilever U.S. to sell any of the Securities (including the Guarantees) to any of the Underwriters or as an obligation of any of the Underwriters to purchase the Securities (including the Guarantees). The obligation of the Company, Unilever N.V., Unilever PLC and Unilever U.S. to issue and sell any of the Securities (including the Guarantees) and the obligation of any of the Underwriters to purchase any of the Securities (including the Guarantees) shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein.  Each Pricing Agreement shall specify the issuer of such Designated Securities (whether the Company or Unilever N.V.), the aggregate principal amount of such Designated Securities, the public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the principal amount of such Designated Securities to be purchased by each Underwriter and whether any of such Designated Securities shall be covered by Delayed Delivery Contracts

(as defined in Section 3 hereof) and the commission payable to the Underwriters with respect thereto, and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. Each Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities.  A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.  The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2.     The Company, Unilever N.V., Unilever PLC and Unilever U.S. jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(a)   The Registration statement on Form F-3 (File No.                       ) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement as most recently amended, and any registration statement filed in accordance with Rule 462(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statements, but including all documents incorporated by reference in the prospectus contained in the latest such registration statement, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form in accordance with Rule 462(b) under the Act or has become effective upon filing pursuant to Rule 462(c) under the Act; no other document with respect to such registration statements or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of any such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and all documents incorporated by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Act or otherwise but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 2(c)) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form F-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company, Unilever N.V., Unilever PLC or Unilever U.S. filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(b)   No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission;

(c)   For the purposes of this Agreement, the “Applicable Time” is as set forth in Schedule II to the Pricing Agreement on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in the relevant Pricing Agreement does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company, Unilever N.V., Unilever PLC or Unilever U.S. by an Underwriter of Designated Securities through the Representatives expressly for use therein;

(d)   The documents incorporated by reference in the Pricing Prospectus and the Prospectus when they became effective or were filed with the Commission conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company, Unilever N.V., Unilever PLC or Unilever U.S. by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus relating to such Securities and such Guarantees;

(e)   The Registration Statement, each Preliminary Prospectus and the Prospectus conform, and any further amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company, Unilever N.V., Unilever PLC or Unilever

U.S. by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus relating to such Securities and such Guarantees;

(f)    Neither the Company, Unilever N.V., Unilever PLC, Unilever U.S. nor any of their subsidiaries has sustained since the date of the latest audited combined financial statements of Unilever N.V. and Unilever PLC included or incorporated by reference in the Pricing Prospectus any material loss or interference with any of their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the business of Unilever N.V. and Unilever PLC and their consolidated subsidiaries considered as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital (other than issuances of capital stock pursuant to employee plans or upon conversions of convertible securities which were outstanding on the date of the latest combined financial statements included or incorporated by reference in the Pricing Prospectus) or any change in excess of 5% (before the effect of currency translation) in the long-term debt of Unilever N.V. and Unilever PLC and their consolidated subsidiaries considered as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of Unilever N.V. and Unilever PLC and their consolidated subsidiaries, considered as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g)   Each of Unilever N.V., Unilever PLC, the Company and Unilever U.S. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus;

(h)   All of the issued shares of capital stock of the Company and Unilever N.V. have been duly and validly authorized and issued and are fully paid and nonassessable;

(i)    Unilever N.V. and Unilever PLC have the authorized capitalization as set forth in the Pricing Prospectus;

(j)    The Securities have been duly authorized, and, when Designated Securities are issued, delivered and paid for pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities and, in the case of any Contract Securities, pursuant to Delayed Delivery Contracts (as defined in Section 3 hereof) with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer entitled to the benefits provided by the Indenture, which will be in the form filed as an exhibit to the Registration Statement; the Guarantees have been duly authorized, and, upon due execution, authentication and delivery of Designated Securities and the placement of the Guarantees thereon, such Guarantees will have been duly executed, issued and delivered and will constitute valid and binding obligations of the Guarantors entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company, Unilever N.V., Unilever PLC and Unilever U.S., and at the Time of Delivery (as defined in Section 4 hereof) the Indenture will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding instrument enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities, the Guarantees and the Indenture conform, and the Designated Securities will conform, to the descriptions thereof in the Pricing Disclosure Package and the Prospectus with respect to such Designated Securities;

(k)   In the event any of the Securities are purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized by the applicable Issuer and, when executed and delivered by the applicable Issuer and the institutional purchaser named therein, will constitute a valid and legally binding agreement of such Issuer enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and any Delayed Delivery Contracts will conform to the description thereof in the Pricing Disclosure Package and the Prospectus;

(l)    The issue and sale of the Securities and the Guarantees, and the compliance by the Company, Unilever N.V., Unilever PLC and Unilever U.S. with all of the provisions of the Securities, the Guarantees, the Indenture, each of the Delayed Delivery Contracts, if any, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Unilever N.V., Unilever PLC or Unilever U.S. is a party or by which the Company, Unilever N.V., Unilever PLC or Unilever U.S. is bound or to which any of the property or assets of the Company, Unilever N.V., Unilever PLC or Unilever U.S. or any of their Restricted Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation, as amended, or the bylaws of the Company or of Unilever U.S., or the Articles of Association, as amended, of Unilever N.V. or the Memorandum and Articles of Association, as amended, of Unilever PLC, or any statute or any order, rule or regulation of any court or governmental agency or body (“Governmental Agency”) having jurisdiction over the Company, Unilever N.V., Unilever PLC or Unilever U.S. or any of their properties; and no consent, approval, authorization, order, registration or qualification (“Governmental Authorization”) of or with any Governmental Agency is required for the issue and sale of the Securities and the Guarantees, or the consummation by the Company, Unilever N.V., Unilever PLC or Unilever U.S. of the transactions contemplated by this Agreement or any Pricing Agreement or the Indenture or any Delayed Delivery Contract except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act, such Governmental Authorization as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters and such consents as have been obtained under Section 765 of the United Kingdom Income and Corporation Taxes Act 1988;

(m)  There are no legal or governmental proceedings pending to which the Company, Unilever N.V., Unilever PLC or Unilever U.S. or any of their subsidiaries is a party or of which any property of the Company, Unilever N.V., Unilever PLC or Unilever U.S. or any of their subsidiaries is the subject, other than as set forth in the Pricing Prospectus and other than litigation incident to the kind of business conducted by the Company, Unilever N.V., Unilever PLC or Unilever U.S. or such subsidiaries which would individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operations of Unilever N.V. and Unilever PLC and their consolidated subsidiaries considered as a whole, and, to the best of the Company’s, Unilever N.V.’s Unilever PLC’s and Unilever U.S.’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

(n)   Unilever N.V., Unilever PLC and Unilever U.S. are exempt from the registration and other provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”); the Company is exempt from the registration and other requirements of the Investment Company Act, by reason of an order of the Commission dated December 15, 1982, issued under Section 6(c) of the Investment Company Act;

(o)   No Governmental Authorization of or with any Governmental Agency is required to effect payments of principal, premium, if any, and interest on the Securities;

(p)   No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to the United States, the United Kingdom or the Netherlands or any political subdivision or taxing authority thereof in connection with the issuance, sale and delivery of the Securities and the Guarantees by the Issuer in the manner contemplated herein provided that no instrument by virtue of which the Securities are transferred or vested is executed in the United Kingdom and no such instrument executed outside the United Kingdom relates to any property in the United Kingdom or to any matter or thing done or to be done in the United Kingdom, if applicable;

(q)   PricewaterhouseCoopers N.V. and PricewaterhouseCoopers, London, who have certified certain financial statements of Unilever N.V. and Unilever PLC and their consolidated subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

(r)    At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Designated Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

3.     Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of the Underwriters’ Securities, the several Underwriters propose to offer such Underwriters’ Securities for sale upon the terms and conditions set forth in the Prospectus.

An Issuer may specify in Schedule II to the Pricing Agreement applicable to any Designated Securities that the Underwriters are authorized to solicit offers to purchase Designated Securities from such Issuer pursuant to delayed delivery contracts (herein called “Delayed Delivery Contracts”), substantially in the form of Annex III attached hereto but with such changes therein as the Representatives and such Issuer may authorize or approve.  If so specified, the Underwriters will endeavor to make such arrangements, and as compensation therefor such Issuer will pay to the Representatives, for the accounts of the Underwriters, at the Time of Delivery, such commission, if any as may be set forth in such Pricing Agreement.  Delayed Delivery Contracts, if any, are to be with institutional investors of the types mentioned under the caption “Delayed

Delivery Arrangements” in the Prospectus and subject to other conditions therein set forth.  The Underwriters will not have any responsibility in respect of the validity or performance of any Delayed Delivery Contracts.

The principal amount of Contract Securities to be deducted from the principal amount of Designated Securities to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities shall be, in each case, the principal amount of Contract Securities which the Issuer has been advised by the Representatives have been attributed to such Underwriter, provided that, if such Issuer has not been so advised, the amount of Contract Securities to be so deducted shall be, in each case, that proportion of Contract Securities which the principal amount of Designated Securities to be purchased by such Underwriter under such Pricing Agreement bears to the total principal amount of the Designated Securities (rounded as the Representatives may determine to the nearest $1,000 principal amount).  The total principal amount of Underwriters’ Securities to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the total principal amount of Designated Securities set forth in Schedule I to such Pricing Agreement less the principal amount of the Contract Securities.  The Issuer will deliver to the Representatives not later than 3:30 p.m., New York time, on the third business day preceding the Time of Delivery specified in the applicable Pricing Agreement (or such other time and date as the Representatives and such Issuer may agree upon in writing) a written notice setting forth the principal amount of Contract Securities.

4.     Underwriters’ Securities to be purchased by each Underwriter pursuant to the Pricing Agreement, in definitive form to the extent practicable and with the Guarantees placed thereon, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the applicable Issuer, shall be delivered by or on behalf of such Issuer to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer payable to the order of such Issuer in the funds specified in such Pricing Agreement all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and such Issuer may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

Concurrently with the delivery of and payment for the Underwriters’ Securities, the Issuer will deliver to the Representatives for the accounts of the Underwriters a wire transfer to the order of the party designated in the Pricing Agreement relating to such Securities in the amount of any compensation payable by such Issuer to the Underwriters in respect of any Delayed Delivery Contracts as provided in Section 3 hereof and in the Pricing Agreement relating to such Securities.

5.     Each of the Company, Unilever N.V., Unilever PLC and Unilever U.S. agrees with each of the Underwriters of any Designated Securities:

(a)   To prepare the Prospectus in relation to the applicable Designated Securities in a form reasonably satisfactory to the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities which shall be reasonably disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by the Company, Unilever N.V., Unilever PLC and Unilever U.S. with the Commission pursuant to Section 13 (a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the

Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the Commission, or mailed for filing; to prepare a final term sheet, containing solely a description of the Designated Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives promptly of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus relating to the Securities or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order;

(b)   Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such United States jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith neither the Company, Unilever N.V., Unilever PLC nor Unilever U.S. shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)   To furnish the Underwriters with copies of the Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a))

is required at any time in connection with the offering or sale of such Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d)   To make generally available to the respective security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) and of the post-effective amendment thereto hereinafter referred to, an earnings statement of Unilever N.V. and Unilever PLC and their subsidiaries (which need not be audited) complying with  Section 11 (a) of the Act and the rules and regulations of the Commission thereunder; and

(e)   During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the termination of trading restrictions on such Designated Securities, as notified to the Company, Unilever N.V., Unilever PLC and Unilever U.S. by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any United States dollar-denominated debt securities of the Company, Unilever N.V., Unilever PLC or Unilever U.S., or guaranteed by any or all the Guarantors, which debt securities mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

6.

(a)   (i)   The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Designated Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)   each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Designated Securities containing customary information and conveyed to purchasers of Designated Securities, it has not made and will not make any offer relating to the Designated Securities that would constitute a free writing prospectus; and

(iii)  any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed in the Pricing Agreement;

(b)   The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)   The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the

Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company, Unilever N.V., Unilever PLC or Unilever U.S. by an Underwriter through the Representatives expressly for use therein.

7.     Each of the Company, Unilever N.V., Unilever PLC and Unilever U.S. covenants and agrees with the several Underwriters that the Company, Unilever N.V., Unilever PLC and Unilever U.S. will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the counsel and accountants of the Company, Unilever N.V., Unilever PLC and Unilever U.S. in connection with the registration of the Securities and the Guarantees under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering copies thereof to the Underwriters and dealers; (ii) the cost of printing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Delayed Delivery Contracts, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Guarantees, (iii) all expenses in connection with the qualification of the Securities and the Guarantees for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys, (iv) any fees charged by securities rating services for rating the Securities and the Guarantees; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities and the Guarantees; (vi) the cost of preparing the Securities and the Guarantees and the delivery of the Securities and the Guarantees to the Underwriters,

including capital tax, if any, payable on issuance of the Securities and the Guarantees: (vii) to the Representatives for the account of the Underwriters, the amount, if any, set forth in the Pricing Agreement in lieu of reimbursement of the out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby; (viii) any fees and expenses in connection with any listing of the Securities and the Guarantees on the New York Stock Exchange, Inc. [or any other exchange]; (ix) the fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities and the Guarantees; and (x) all other costs and expenses incident to the performance of its obligations hereunder and under any Delayed Delivery Contracts which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities (including the Guarantees) by them, and any advertising expenses connected with any offers they may make.

8.     The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, Unilever N.V., Unilever PLC and Unilever U.S. herein are, at and as of the Time of Delivery for such Designated Securities, true and correct, in all material respects, the condition that the Company, Unilever N.V., Unilever PLC and Unilever U.S. shall have performed, in all material respects, all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)   The Pricing Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of this Agreement; any registration statement filed in accordance with Rule 462(b) under the Act shall have become effective; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus and the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)   [                    ], United States counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the incorporation of the Issuer, the validity of the Indenture, the Designated Securities, the Guarantees, the Delayed Delivery Contracts, if any, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters (such counsel being entitled to state that they have assumed that any document referred to in their opinion and executed by or on behalf of (i) Unilever PLC has been duly authorized, executed and delivered pursuant to English law, and being entitled to rely, as to all matters of English law, upon the opinions of English counsel described in paragraphs (d) and (e) of Section 8, and (ii) Unilever N.V. has been duly authorized, executed and delivered pursuant to Dutch law, and being entitled to rely, as to all matters of law of the Netherlands, upon the opinions of Dutch counsel described in paragraphs (f) and (g) of Section 8).

(c)   Cravath, Swaine & Moore LLP, United States counsel for the Company, Unilever N.V., Unilever PLC and Unilever U.S., shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the

Representatives (such counsel being entitled to state that (x) they have assumed and relied upon the correctness of the representations and warranties of each of the Company, Unilever U.S., Unilever N.V. and Unilever PLC contained in Section 2(l) of this Agreement and (y) they have assumed that any document referred to in their opinion and executed by or on behalf of (i) Unilever PLC has been duly authorized, executed and delivered pursuant to English law, and being entitled to rely, as to all matters of English law, upon the opinions of English counsel described in paragraphs (d) and (e) of this Section 8 and (ii) Unilever N.V. has been duly authorized, executed and delivered pursuant to Dutch law, and being entitled to rely, as to all matters of law of the Netherlands, upon the opinions of Dutch counsel described in paragraphs (f) and (g) of this Section 8), to the effect that:

(i)  based solely on certificates from the Secretary of the State of Delaware, the Company and Unilever U.S. are corporations validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate their respective properties and conduct their respective businesses as described in the Pricing Prospectus and the Prospectus;

(ii)  the Company has an authorized capitalization as set forth in the Pricing Prospectus and Prospectus; all of the issued shares of capital stock of each of the Company and Unilever U.S. have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by Unilever N.V. and Unilever PLC, singly or jointly;

(iii)  to the best of such counsel’s knowledge, (a) there are not any pending or threatened actions, suits, or proceedings before any court or governmental agency or authority or any arbitrator against the Company or Unilever U.S. of a character required to be disclosed in the Registration Statement or Prospectus which are not adequately disclosed as required, and

(b) there is no contract, indenture, mortgage, loan agreement, note, lease or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

(iv)  the Designated Securities and the Indenture conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.  The Indenture has been duly authorized, executed and delivered by the Company and Unilever U.S., has been duly qualified under the Trust Indenture Act of 1939, as amended, and assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company, Unilever U.S., Unilever N.V. and Unilever PLC and the Guarantors enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Designated Securities have been duly authorized in the case of the Company, and assuming due authorization by Unilever N.V. and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute legal, valid and binding obligations of the Company or Unilever N.V. as the case may be entitled to the benefits of the Indenture and enforceable against the Company or Unilever N.V. as the case may be in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

(v)  The Guarantees have been duly authorized by Unilever U.S. and, assuming due authorization by the other Guarantors, and, when the Designated Securities have been executed, authenticated and delivered in accordance with the Indenture and paid for pursuant to this Agreement will constitute valid and binding obligations of the Guarantors entitled to the benefits provided by the Indenture(subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

(vi)  this Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company and Unilever U.S.;

(vii)  none of the issue and sale of the Designated Securities, the consummation of any other of the transactions contemplated by this Agreement or the performance of the terms of this Agreement (1) will conflict with, result in a breach of, or constitute a default under, the Certificate of Incorporation or By-laws of either the Company or Unilever U.S., or the terms of any agreement listed on a schedule to such counsel’s opinion, or (2) will contravene any law, rule or regulation of the United States or the State of New York or the General Corporation Law of the State of Delaware, or, to such counsel’s knowledge, any order or decree of any court or government agency or instrumentality applicable to the Company or Unilever U.S.  In connection with the foregoing, although certain agreements referred to in clause (1) above are or may be governed by laws other than the laws of the State of New York, for purposes of the opinion expressed in this paragraph, however, such counsel may assume that all such agreements are governed by and would be interpreted in accordance with the laws of the State of New York;

(viii)  the statements made in the Pricing Prospectus and the Prospectus under the caption “Description of the Notes”, and “Description of Debt Securities and Guarantees” insofar as they purport to constitute summaries of the terms of the Designated Securities, under the caption “Taxation—Taxation in the United States”, insofar as they purport to describe the material tax consequences of an investment in the Designated Securities, under U.S. law and not under the laws of any other jurisdiction, fairly summarize the matters therein described;

(ix)  the Registration Statement became effective under the Act on [                    ], 2008 and thereupon the offering of the Designated Securities as contemplated by the Pricing Prospectus and the Prospectus became registered under the Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for the purpose have been instituted or are pending or contemplated under the Act;

(x)  no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States, Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority or regulatory body is required for the issue and sale of the Designated Securities or the consummation of the transactions contemplated by this Agreement, the Pricing Agreement or the Indenture, except such as have been obtained under the Act, the Trust Indenture Act and the Investment Company Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(xi)  Unilever N.V., Unilever PLC and Unilever U.S. are exempt from the registration and other provisions of the Investment Company Act; based solely on the order of the Commission dated December 15, 1982, issued pursuant to Section 6(c) of the Investment Company Act, the Company is exempt from the registration and other provisions of the Investment Company Act;

(xii)  Cravath, Swaine & Moore LLP shall also deliver a letter with respect to the Registration Statement, Pricing Disclosure Package and the Prospectus as attached hereto as Annex IV.

(d)           [                              ], Joint Secretary of Unilever N.V. and Unilever PLC, or a senior legal counsel for Unilever PLC approved by the Representatives, such approval not to be unreasonably withheld, shall have furnished to the Representatives his written opinion, dated the Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives (such counsel being entitled to state that he expresses no opinion as to any laws other than the laws of England and Wales, that as to the execution and delivery and the validity and enforceability of this Agreement, the Pricing Agreement and the Guarantees, of the obligations referred to in subparagraph (v) hereof and of the Indenture, he relies upon the opinion of counsel described in paragraph (c) of this Section 8 to the extent that such instruments and obligations are governed by United States law, and that he has assumed that any document referred to in his opinion and executed by or on behalf of parties thereto other than Unilever PLC has been duly authorized, executed and delivered by such parties pursuant to the laws of their respective jurisdictions), to the effect that under English law as in force at the Time of Delivery for such Designated Securities:

(i)  Unilever PLC has been duly incorporated under the laws of England and Wales and is validly existing as a company under the laws of England and Wales with corporate power to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus on or prior to the Time of Delivery;

(ii)  Unilever PLC has an authorised and issued share capital as set forth in the Pricing Prospectus and the Prospectus;

(iii)  each of the Restricted Subsidiaries of Unilever PLC which is incorporated in England and Wales has been duly incorporated and is validly existing as a company under the laws of England and Wales, the issued share capital of each such Restricted Subsidiary has been duly and validly authorised and issued and is fully paid, and (except for directors’ qualifying shares) is owned directly or indirectly by Unilever PLC, free and clear of all liens, encumbrances, or security interests;

(iv)  this Agreement and the Pricing Agreement have been duly authorised, executed and delivered by Unilever PLC and the consent of Unilever PLC to service of process is a valid and binding agreement of Unilever PLC;

(v)  the Guarantees of Unilever PLC have been duly authorised, and, upon due execution, authentication and delivery of the Designated Securities and payment therefor pursuant to this Agreement, such Guarantees will have been duly delivered;

(vi)  the Indenture has been duly authorised, executed and delivered by Unilever PLC;

(vii)  the issue and sale of the Designated Securities and the compliance by Unilever PLC with all the provisions of the Designated Securities, the Guarantees, this Agreement and the Pricing Agreement with respect to the Designated Securities and the consummation of the transactions contemplated in this Agreement and the Pricing Agreement will not, to the best of such counsel’s knowledge, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Unilever PLC or its Restricted Subsidiaries incorporated in England and Wales, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument; nor will such action result in any violation of the provisions of the Memorandum and Articles of Association of Unilever PLC or, with respect to Unilever PLC and to England and Wales and any political subdivision thereof, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Unilever PLC or any of its Restricted Subsidiaries incorporated in England and Wales or any of their properties;

(viii)  there are no claims, actions or proceedings known to such counsel which are threatened or pending against Unilever PLC, its subsidiaries or their properties in any court or before or by any governmental agency or instrumentality which might materially and adversely affect the business or financial condition of Unilever N.V. and Unilever PLC and their consolidated subsidiaries considered as a whole, except as set forth in or contemplated by the Pricing Prospectus and the Prospectus on or prior to the Time of Delivery;

(ix)  assuming that the restrictions on offers and sales of the Designated Securities in the United Kingdom set forth in the Pricing Prospectus under the heading “Underwriting” are complied with, and assuming that there is no secondary distribution by the Underwriters of the Designated Securities in the United Kingdom, no filing or registration of the Registration Statement, the Preliminary Prospectus or the Prospectus is necessary under the Companies Act 1985, the Companies Act 2006 or the Financial Services and Markets Act 2000 (as amended) or the Prospectus Rules in connection with the issue and sale of the Designated Securities pursuant to this Agreement and the Pricing Agreement;

(x)  all necessary consents, approvals or authorizations of any governmental or other authority in England and Wales required for the issue by Unilever PLC of its Guarantees and the consummation of the other transactions contemplated by this Agreement, the Designated Securities the Indenture or the Pricing Agreement

with respect to the Designated Securities have been obtained;

(xi)  under the laws of England currently in force and under current practice of the English Courts at the date of this opinion, the English Courts would treat the validity and binding nature of any obligations contained in this Agreement, the Designated Securities, the Indenture or the Pricing Agreement as being governed by the law of the State of New York except as otherwise provided therein and save that the English Courts would not apply New York law if (a) New York law were not pleaded and proved; (b) to do so would be contrary to English public policy or mandatory rules of English law or; (c) to do so would give affect to a foreign penal revenue or other public laws.  Furthermore, the English Courts may have to have regard to the law of the place of performance of any obligation under this Agreement, the Designated Securities, the Indenture, and the Pricing Agreement which is to be performed outside England and Wales.  However, this Agreement, the Designated Securities, the Guarantees and the Indenture do not in such counsel’s opinion contain any provision which is inconsistent with any mandatory rule of the law of England to which effect would have to be given notwithstanding the choice of New York law as the proper law of this Agreement, the Designated Securities, the Guarantees and the Indenture; and

(xii)  a holder in respect of the Designated Securities; the Trustee in respect of the Indenture; and any Underwriter in respect of this Agreement, is each entitled to commence proceedings as claimant in the English Courts for the enforcement of its respective contractual rights against Unilever PLC; and except as set out below, such access will not be subject to any conditions which are not applicable to residents of the United Kingdom, a British subject or a company incorporated in any part of the United Kingdom; but (a) an English Court may stay an action where it is shown that it can, without injustice to the parties, be tried in a more appropriate forum of competent jurisdiction; and (b) under the rules of procedure applicable, such a Court may, at its discretion, order a claimant in an action, being a party who is not ordinarily resident in some part of the United Kingdom, to provide security for costs.

Such opinion may state that the opinions set out above are subject to the following:

(A)                              that under English law, the power of a Court to order certain equitable remedies, such as an injunction or specific performance, is discretionary and an English Court may in its discretion make an award of damages where this is considered an adequate remedy; and

(B)                                Counsel has not considered the particular circumstances of the holder of any Note or party to the other documents (save for Unilever PLC) or the effect of the transaction contemplated by those documents on any such particular circumstance.

(C)                                Counsel may assume for purposes of issuing such opinion that documents referred to herein and executed by or on behalf of parties thereto other than Unilever PLC have been duly authorised, executed and delivered by such parties pursuant to the laws of their respective jurisdictions.

(e)           [                              ], English solicitors for Unilever PLC, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives (such solicitors being entitled to state that they express no opinion as to any laws other than the laws of the United Kingdom, that such solicitors rely upon the opinion of counsel described in paragraph (c) of this Section 8, and the opinion of counsel described in paragraph (d) of this Section 8, and the opinion of counsel described in paragraph (f) of this Section 8), to the effect that, under English law as in force at the Time of Delivery:

(i)  no United Kingdom stamp duty is payable in connection with the creation, issue and initial delivery to the Underwriters of the Designated Securities; and

(ii)  neither the Company nor Unilever N.V. nor Unilever PLC nor Unilever U.S. would be required to deduct or withhold any taxes, levies, imposts or other charges imposed by the laws of the United Kingdom from any payment due or to become due in respect of the Designated Securities by, respectively, the Company, Unilever N.V., Unilever PLC or Unilever U.S.

(iii)  Such opinion may state that the opinions set out above are subject to the following assumptions:

(a)               that neither the Company nor Unilever N.V. is incorporated in the United Kingdom;

(b)              that the Designated Securities are not registered in a register kept in the United Kingdom;

(c)               that neither the Company nor Unilever N.V. is resident for tax purposes in the United Kingdom;

(d)              that no security for the Designated Securities is located in the United Kingdom;

(e)               that no payments due or to become due are or will be connected with a branch of Unilever N.V. or the Company in the United Kingdom or will be discharged out of sources of income in the United Kingdom;

(f)                 that there is no paying agent (including any person entrusted with payment) in the United Kingdom in respect of the Designated Securities;

(g)              that the Designated Securities are not shares, are not convertible into shares and do not carry any rights to allotments of or to subscribe for, or options to acquire shares;

(h)              that the Designated Securities are received by the Underwriters by way of issue and not by way of transfer; and

(i)                  the authenticity, completeness and conformity to original documents of all copy documents examined by us.

(f)            [                                ], or a senior legal counsel for Unilever N.V. approved by the Representatives, such approval not to be unreasonably withheld, shall have furnished to the Representatives his written opinion, dated the Time of Delivery for such Designated Securities, substantially in the form attached as Exhibit A.

(g)           On the date of the Pricing Agreement for such Designated Securities (if different from such date of effectiveness) at a time prior to the execution of the Pricing Agreement with respect to the Designated Securities and at the Time of Delivery for such Designated Securities, the independent accountants of the Guarantors who have certified the financial statements of the Guarantors and their subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives.

(h)           (1)   Neither the Company, Unilever N.V., Unilever PLC nor Unilever U.S. nor any of their subsidiaries shall have sustained since the date of the latest audited combined financial statements of Unilever N.V. and Unilever PLC included or incorporated by reference in the Pricing Prospectus prior to the date of the Pricing Agreement relating to the Designated Securities any loss or interference with any of their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the business of Unilever N.V. and Unilever PLC and their consolidated subsidiaries considered as a whole; and (2) since the respective dates as of which information is given in the Pricing Prospectus prior to the date of the Pricing Agreement relating to the Designated Securities there shall not have been any change in the share capital (other than issuances of capital stock upon conversions of convertible securities, in each case which were outstanding on the date of the latest combined financial statements included or incorporated by reference in the Prospectus) or any change in excess of five percent (before the effect of currency translation) in the long-term debt of Unilever N.V. and Unilever PLC and their consolidated subsidiaries considered as a whole, or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of Unilever N.V. and Unilever PLC and their consolidated subsidiaries, considered as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which in any such case described in Clause (1) or (2), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities (including the Guarantees) on the terms and in the manner contemplated in the Pricing Prospectus prior to the date of the Pricing Agreement relating to the Designated Securities.

(i)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the senior debt securities of any of the Company, Unilever N.V., Unilever PLC or Unilever U.S. by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436 (g) (2) under the

Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the senior debt securities of any of the Company, Unilever N.V., Unilever PLC or Unilever U.S.

(j)    On or after the Applicable Time there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., the London Stock Exchange or the Amsterdam Stock Exchange; (ii) a suspension or material limitation in trading in Unilever N.V.’s securities on the New York Stock Exchange or the Amsterdam Stock Exchange; (iii) a suspension or material limitation in trading in Unilever PLC’s securities on the London Stock Exchange; (iv) a general moratorium on commercial banking activities in New York declared by the relevant authorities; (v) a change or development involving a prospective change in United States, United Kingdom or Dutch taxation affecting the Designated Securities or the Guarantees or the transfer thereof or the imposition of exchange controls by the United States or the United Kingdom or the Netherlands; or (vi) the outbreak or escalation of hostilities involving the United States, the United Kingdom or the Netherlands or engagement by the United States, the United Kingdom or the Netherlands in hostilities which have resulted in the declaration, on or after the date of such Pricing Agreement, of a national emergency or war or other calamity or crisis, if the effect of any such event specified in Clause (v) or (vi) hereof in the reasonable judgment of the Representatives, after consultation with the Guarantors, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities (including the Guarantees) on the terms and in the manner contemplated in the Pricing Prospectus.

(k)   The Issuer and the Guarantors shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Issuer and the Guarantors reasonably satisfactory to the Representatives as to the accuracy, in all material respects, of the representations and warranties of the Issuer and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Issuer and the Guarantors, in all material respects, of all their obligations hereunder to be performed at or prior to such Time of Delivery, and as to the matters set forth in subsections (a) and (i) and as to such other matters as the Representatives may reasonably request.

9.     (a)  Each of the Company, Unilever N.V., Unilever PLC and Unilever U.S. will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that each of the Company, Unilever N.V., Unilever PLC and Unilever U.S. shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon and in conformity with written information furnished to the Company, Unilever N.V., Unilever PLC or Unilever U.S. by any Underwriter of Designated Securities through the Representatives expressly therein.

(b)   Each Underwriter will indemnify and hold harmless each of the Company, Unilever N.V., Unilever PLC, Unilever U.S. and their Authorized Representative in the United States against any losses, claims, damages or liabilities to which the Company, Unilever N.V., Unilever PLC, Unilever U.S. or such Authorized Representative may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such document in reliance upon and in conformity with written information furnished to the Company, Unilever N.V., Unilever PLC and Unilever U.S. by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company, Unilever N.V., Unilever PLC and Unilever U.S. or such Authorized Representative for any legal or other expenses reasonably incurred by the applicable party in connection with investigating or defending any such action or claim.

(c)   Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)   If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless a party entitled to indemnification under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Unilever N.V., Unilever PLC and Unilever U.S. on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities (including the Guarantees) to which such loss, claim, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, Unilever N.V., Unilever PLC and Unilever U.S. on the one hand and the Underwriters of the Designated Securities on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, Unilever N.V., Unilever PLC and Unilever U.S. on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company, Unilever N.V., Unilever PLC and

Unilever U.S. bear to the total underwriting discounts and commissions received by such Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Unilever N.V., Unilever PLC or Unilever U.S. on the one hand or such Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Each of the Company, Unilever N.V., Unilever PLC and Unilever U.S. and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)   The obligations of each of the Company, Unilever N.V., Unilever PLC and Unilever U.S. under this Section 9 shall be in addition to any liability which each of the Company, Unilever N.V., Unilever PLC and Unilever U.S. may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, Unilever N.V., Unilever PLC or Unilever U.S. and to each person, if any, who controls the Company, Unilever N.V., Unilever PLC or Unilever U.S. within the meaning of the Act.

10.   (a)  If any Underwriter shall default in its obligation to purchase the Underwriters’ Securities which it has agreed to purchase under the Pricing Agreement relating to such Underwriters’ Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein.  If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the relevant Issuer shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Designated Securities on such terms.  In the event that, within the respective prescribed period, the Representatives notify such Issuer that they have so arranged for the purchase of such Designated Securities, or such Issuer notifies the Representatives that such Issuer has so arranged for the purchase of such Designated Securities, the Representatives or such Issuer shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and such Issuer and the Guarantors agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Representatives may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b)   If, after giving effect to any arrangements for the purchase of the Underwriters’ Securities of a defaulting Underwriter or Underwriters by the Representatives and the relevant Issuer as provided in subsection (a) above, the aggregate principal amount of such Underwriters’ Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then such Issuer shall have the right to require each nondefaulting Underwriter to purchase the principal amount of Underwriters’ Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each nondefaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Underwriters’ Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)   If, after giving effect to any arrangements for the purchase of the Underwriters’ Securities of a defaulting Underwriter or Underwriters by the Representatives and the relevant Issuer as provided in subsection (a) above, the aggregate principal amount of Underwriters’ Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities as referred to in subsection (b) above, or if such Issuer shall not exercise the right described in subsection (b) above to require nondefaulting Underwriters to purchase Underwriters’ Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any nondefaulting Underwriter or the relevant Issuer or the Guarantors, except for the expenses to be borne by the Issuer, the Guarantors, and the Underwriters, as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.   The respective indemnities, agreements, representations, warranties and other statements of each of the Company, Unilever N.V., Unilever PLC and Unilever U.S. and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any

Underwriter or any controlling person of any Underwriter, or the Company, Unilever N.V., Unilever PLC or Unilever U.S. or any officer or director or controlling person of the Company, Unilever N.V., Unilever PLC or Unilever U.S., and shall survive delivery of and payment for the Securities.

12.   If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, neither the relevant Issuer nor the Guarantors shall then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 7 and Section 9 hereof; but, if for any other reason Underwriters’ Securities are not delivered by or on behalf of the relevant Issuer and the Guarantors as provided herein, the relevant Issuer and the Guarantors will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but such Issuer and the Guarantors shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 7 and Section 9 hereof.

13.   In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives.

All statements, requests, notices and agreements hereunder shall be in writing and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company, Unilever N.V., Unilever PLC or Unilever U.S. shall be delivered or sent by mail, telex or facsimile transmission to the address, respectively, of the Company, Unilever N.V., Unilever PLC or Unilever U.S. set forth in the Registration Statement, Attention:  Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request.

14.   This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Unilever N.V., Unilever PLC and Unilever U.S. and, to the extent provided in Section 9 hereof, the Authorized Representative in the United States of Unilever N.V. and Unilever PLC, the officers and directors of the Company, Unilever N.V., Unilever PLC and Unilever U.S. and each person who controls the Company, Unilever N.V., Unilever PLC and Unilever U.S. or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.   Each of the Company, Unilever N.V., Unilever PLC and Unilever U.S. irrevocably (i) agrees that any legal suit, action or proceeding brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, the City and State of New York, (ii) for purposes of this Agreement only, waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (iii) for purposes of this Agreement only, submits to the jurisdiction of such courts in any suit, action or proceeding; provided, that the submission to jurisdiction on the part of Unilever N.V. and Unilever PLC as provided in clause (iii) above in connection with any action or proceeding arising from this Agreement shall not be construed as a submission to the general jurisdiction of such courts.  The Company, Unilever N.V., Unilever PLC and Unilever U.S. have each appointed [                              ] as their authorized agent (the “Authorized Agent”) upon which process may be served in any action based on this Agreement which may be instituted in any State or Federal court in the City and State of New York by any Underwriter, or any person who controls any Underwriter, and expressly consents to the jurisdiction of any such court in respect of such action and waives any other requirements of or objections to personal jurisdiction with respect thereto.  The

Company, Unilever N.V., Unilever PLC and Unilever U.S. shall have the right to appoint, at any time, a different Authorized Agent for service of process reasonably acceptable to the Representatives.  The Company, Unilever N.V., Unilever PLC and Unilever U.S. represent and warrant that the Authorized Agent has agreed to act as said agent for service of process, and the Company, Unilever N.V., Unilever PLC and Unilever U.S. agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointments in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company, Unilever N.V., Unilever PLC and Unilever U.S. (mailed or delivered to their respective addresses as aforesaid) shall be deemed, in every respect, effective service of process upon the Company, Unilever N.V., Unilever PLC and Unilever U.S., respectively.  Notwithstanding the foregoing, any action based on this Agreement may be instituted by any Underwriter in any competent court (a) against Unilever PLC in England or (b) against Unilever N.V. in the Netherlands.

16.   Time shall be of the essence for each Pricing Agreement.  As used herein the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.   This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York, except that the authorization of this Agreement and of each Pricing Agreement shall be governed by the respective jurisdictions of organization of each of the parties hereto and thereto.

18.   Any provision of this Agreement and each Pricing Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder or under each Pricing Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein or in each Pricing Agreement shall be cumulative and, except as otherwise provided herein or therein, shall not be exclusive of any rights or remedies provided by law.

19.   The provisions of this Agreement and each Pricing Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof or thereof.  If any provision of this Agreement or each Pricing Agreement, as the case may be, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement or each Pricing Agreement, as the case may be, and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

20.   This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.   The Company, Unilever N.V., Unilever PLC and Unilever U.S., each acknowledges and agrees that (i) the purchase and sale of the Designated Securities pursuant to this Agreement is an arm’s-length commercial transaction between each of them, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of any of them, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any of them with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of them on other matters) or any other obligation to any of them except the obligations expressly set forth in this Agreement and (iv) each of them has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company, Unilever N.V.,

Unilever PLC and Unilever U.S., each agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of them, in connection with such transaction or the process leading thereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof.

Very truly yours,

UNILEVER CAPITAL CORPORATION,

by

UNILEVER UNITED STATES, INC.,

by

UNILEVER N.V.,

by

UNILEVER PLC,

by

Accepted as of the date hereof:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

Annex I

[FORM OF]

PRICING AGREEMENT

[REPRESENTATIVES]

[ADDRESSES]

As Representatives of the several

Underwriters named in Schedule I hereto,

[DATE]

Ladies and Gentlemen:

Unilever Capital Corporation (the “Company”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated [        ] (the “Underwriting Agreement”), between the Issuer, Unilever United States, Inc. (“Unilever U.S.”), Unilever N.V. and Unilever PLC (together with Unilever U.S., the “Guarantors”), on the one hand, and [                ] on the other hand to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).  The Designated Securities are to be unconditionally guaranteed (the “Guarantees”) as to payment of principal, premium, if any, and interest jointly and severally by the Guarantors.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provision had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty set forth in Section 2 of the Underwriting Agreement with respect to the Prospectus or the information contained in the Prospectus shall be deemed to be a representation or warranty thereof (a) as of the date of the Underwriting Agreement with respect to the Prospectus (as therein defined), and also (b) as of the date of this Pricing Agreement with respect to the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at a purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Guarantors.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be supplied to the Issuer and the Guarantors upon request.

2

Very truly yours,

UNILEVER CAPITAL CORPORATION,

by

UNILEVER UNITED STATES, INC.,

by

UNILEVER N.V.,

by

UNILEVER PLC,

by

3

Accepted as of the date hereof:

[REPRESENTATIVE]

by
Name:
Title:

[REPRESENTATIVE]

by
Name:
Title:

On behalf of each of the Underwriters

4

SCHEDULE I

Underwriter	Principal of Designated Securities To Be Purchased

Total	$

SCHEDULE II

Title of Designated Securities:

[     ]% Senior Notes due [          ]

Aggregate principal amount:

[            ]

Price to Public:

[     ]% of the principal amount of the Designated Securities, plus accrued interest, if any, from [          ] to the Time of Delivery.

Purchase Price by Underwriters:

[     ]% of the principal amount of the Designated Securities plus accrued interest from [             ] to the Time of Delivery.

Applicable Time:

[    ] a.m./p.m. (Eastern Time)

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Indenture:

Indenture, dated as of August 1, 2000 between the Company, Unilever N.V., Unilever PLC and Unilever U.S. and The Bank of New York, as Trustee

Maturity:

[               ]

Interest Rate:

[     ]

Interest Payment Dates:

[     ] and [           ] of each year, commencing [           ]

Redemption Provisions:

The Designated Securities may be redeemed, at the election of the Company, in whole at any time or in part from time to time at a redemption price equal to any accrued and unpaid interest thereon to the redemption date, plus the greater of (a) the principal amount thereof or (b) an amount equal to the Discounted Remaining Payments (as defined in the Prospectus Supplement under the heading “Description of the Notes”).

The Company has the option to redeem the Designated Securities in whole but not in part, at any time at the principal amount of the Designated Securities plus accrued interest to the redemption date in the event of certain changes in United States, United Kingdom or Netherlands tax laws after the date of the Prospectus Supplement, as described in the Indenture.

Sinking Fund Provisions:

[                                                  ]

Subordination Provisions:

[                                                  ]

Conversion Provisions:

[                                                  ]

Defeasance Provisions:

As described in the Indenture

Time of Delivery:

[             ]

Closing Location:

New York

2

Funds in which payment to be made by Underwriters:

Same day funds

Delayed Delivery:

None

Listing:

None

Approved Free Writing Prospectuses for purposes of Section 6(a)(iii):

Final Term Sheet dated [        ], as filed pursuant to Rule 433, in the form attached hereto.

3

[ATTACH TERM SHEET]